EXHIBIT 10.8

                          WAIVER OF NEGATIVE COVENANTS

The undersigned holder (the "Holder") of Variable Rate Convertible Debentures due 2008 (the "Debentures") issued by Diomed Holdings, Inc. (the "Company") and the Company hereby agree as follows:

In connection with the Company's proposed consummation of the purchase and sale of the Company's Preferred Stock, par value $0.001 per share (the "Preferred Stock") and Warrants (the "Investor Warrants") to purchase Common Stock, par value $0.001 of the Company ("Common Stock"), for aggregate gross proceeds of approximately $10,000,000 to $12,000,000, on substantially the terms and conditions described in the term sheet annexed hereto as Exhibit A, and as the Company and the investors in the Financing shall agree in the definitive Financing documentation (the "Financing"), the Holder hereby waives the negative covenants set forth in Sections 7(c) and 7(d) of the Debenture as they pertain to the Financing. For the avoidance of doubt, the foregoing waiver pertains to the Financing only and not to any future financing or other transaction which would be precluded by the negative covenants contained in the Debenture. All other terms and conditions of the Debenture remain in full force and effect.

Notwithstanding anything herein to the contrary, the waiver granted by the Holder hereunder shall only apply to the extent that the Company redeems securities for no more than the actual cash received for the original purchase of such securities by the purchaser in the Financing. This waiver shall not apply to the payment to any person or entity of any amounts above what was initially paid for such securities, including but not limited to the payment of any default premiums, liquidated damages or late fees. Any redemption above the original purchase price paid by a participant in the Financing, in cash or kind, shall remain strictly prohibited by the terms of the Debentures. Notwithstanding anything herein to the contrary, the participants in the Financing shall be permitted to collect customary liquidated damages after the effective date of their registration statement for periods during which the prospectus thereunder is not available for the resale of the shares held by such participants.

As an inducement to the Holder to provide the foregoing waiver, and in consideration therefor, the Company hereby agrees to issue, effective at the time of consummation of the Financing, to the Holder warrants to purchase an aggregate of up to __________ shares of Common Stock (the "Debenture Holder Warrants") on the same terms and conditions as the Investor Warrants. For the avoidance of doubt, the Debenture Holder Warrants shall only be issuable if the Company completes the Financing.

Dated:  September 26, 2005
                        [NAME OF HOLDER]

                        By:  ___________________________________
                                (Signature of authorized person above)

                        Name:  _________________________________
                        Title:    _________________________________

                        DIOMED HOLDINGS, INC.

                        By:  ___________________________________
                        David Swank, Chief Financial Officer

                                                       NOTE: EXHIBIT A OMITTED
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